UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): June 15, 2007


                                Greatbatch, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                       1-16137                 16-1531026
(State or other jurisdiction            (Commission             (IRS Employer
       of incorporation)                File Number)         Identification No.)


           9645 Wehrle Drive
          Clarence, New York                                     14031
(Address of principal executive offices)                      (Zip Code)


                                 (716) 759-6901
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.
            --------------------------------------------------

         On June 15, 2007, Greatbatch, Inc. ( "Greatbatch") completed its previously announced acquisition of Enpath Medical, Inc., a Minnesota corporation ("Enpath"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 28, 2007, by and among Enpath, Greatbatch Ltd. ("Parent"), an indirect wholly-owned subsidiary of Greatbatch, and Chestnut Acquisition Corporation ("Purchaser"), a wholly-owned subsidiary of Parent. Greatbatch's acquisition of Enpath was structured as a cash tender offer by Purchaser for the outstanding shares of Enpath (the "Offer') followed by the merger of Purchaser with and into Enpath (the "Merger"), with Enpath as the surviving corporation and a wholly owned, indirect subsidiary of Greatbatch.

         On June 15, 2007, pursuant to the terms of the Merger Agreement, Purchaser was merged with and into Enpath, and each outstanding Enpath share not tendered in the Offer (other than shares held by Greatbatch or its subsidiaries, or shares held by Enpath shareholders who exercise dissenters' rights under Minnesota law) was converted into the right to receive $14.38 per share, in cash, without interest and less any required withholding taxes.

         A copy of the Press Release announcing the completion of the acquisition of Enpath is attached as Exhibit 99.1.



Item 9.01.  Financial Statements and Exhibits.
            ---------------------------------

            (c)  Exhibits

            99.1  Press Release dated June 18, 2007.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           GREATBATCH, INC.
Dated:  June 18, 2007
                                                 By  /s/ Marco F. Benedetti
                                                     ----------------------
                                                 Marco F. Benedetti
                                                 Corporate Controller
                                                 (Principal Accounting Officer)